                                                                     EXHIBIT 2.1

================================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                               MESSAGEMEDIA, INC.,
                             a Delaware corporation;


                             MM1 ACQUISITION CORP.,
                             an Alabama corporation;


                                       and

                              REVNET SYSTEMS, INC.,
                             an Alabama corporation;




                           ---------------------------

                            Dated as of July 22, 1999
                           ---------------------------


================================================================================

                                 EXHIBITS INDEX

EXHIBIT
NUMBER                  DESCRIPTION
--------                -----------
Exhibit A      -     Certain definitions

Exhibit B1     -     Form of Voting Agreement

Exhibit B2     -     Persons to execute Voting Agreements

Exhibit C      -     Assumed Company Options

Exhibit D      -     Intrinsic Value Company Options

Exhibit E      -     Non-Compensatory Company Options

Exhibit F      -     Persons to sign Employment and Noncompetition Agreements

Exhibit G      -     Form of Employment Agreement

Exhibit H      -     Form of Noncompetition Agreement

Exhibit I      -     Form of Securityholder Representation Statement

Exhibit J      -     Certain employees

Exhibit K      -     Form of Registration Rights Agreement

Exhibit L      -     Form of Escrow Agreement

                                TABLE OF CONTENTS

                                                                             PAGE
1.   DESCRIPTION OF TRANSACTION................................................1

     1.1   Merger of Merger Sub into the Company...............................1

     1.2   Effect of the Merger................................................1

     1.3   Closing; Effective Time.............................................1

     1.4   Articles of Incorporation and Bylaws; Directors and Officers........2

     1.5   Conversion of Shares................................................2

     1.6   Stock Options.......................................................3

     1.7   Closing of the Company's Transfer Books.............................4

     1.8   Escrow..............................................................5

     1.9   Exchange of Certificates............................................5

     1.10  Dissenting Shares...................................................7

     1.11  Tax Consequences....................................................7

     1.12  Accounting Treatment................................................7

     1.13  Further Action......................................................7

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................8

     2.1   Due Organization; No Subsidiaries; Etc..............................8

     2.2   Articles of Incorporation and Bylaws; Records.......................9

     2.3   Capitalization, Etc.................................................9

     2.4   Financial Statements...............................................10

     2.5   Absence of Changes.................................................10

     2.6   Title to Assets....................................................12

     2.7   Bank Accounts; Receivables.........................................13

     2.8   Equipment; Leasehold...............................................13

     2.9   Proprietary Assets.................................................13

     2.10  Contracts..........................................................16

     2.11  Liabilities........................................................18

     2.12  Compliance with Legal Requirements.................................18

     2.13  Governmental Authorizations........................................18

     2.14  Tax Matters........................................................19

     2.15  Employee and Labor Matters; Benefit Plans..........................20

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                           PAGE
    2.16     Environmental Matters...........................................22

    2.17     Insurance.......................................................23

    2.18     Related Party Transactions......................................23

    2.19     Legal Proceedings; Orders.......................................24

    2.20     Authority; Binding Nature of Agreement..........................24

    2.21     Non-Contravention; Consents.....................................25

    2.22     Full Disclosure.................................................26

    2.23     Vote Required...................................................26

    2.24     Financial Advisor...............................................26

3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................27

    3.1      Organization, Standing and Power................................27

    3.2      SEC Filings; Financial Statements...............................27

    3.3      Authority; Binding Nature of Agreement..........................27

    3.4      Valid Issuance..................................................28

    3.5      Absence of Changes..............................................28

4.  CERTAIN COVENANTS OF THE COMPANY.........................................28

    4.1      Access and Investigation........................................28

    4.2      Operation of the Company's Business.............................29

    4.3      Notification; Updates to Disclosure Schedule....................31

    4.4      No Negotiation..................................................31

5.  ADDITIONAL COVENANTS OF THE PARTIES......................................32

    5.1      Filings and Consents............................................32

    5.2      Company Shareholders' Meeting...................................32

    5.3      Stock Options...................................................32

    5.4      Public Announcements............................................33

    5.5      Best Efforts....................................................33

    5.6      Employment and Noncompetition Agreements........................33

    5.7      FIRPTA Matters..................................................33

    5.8      Listing.........................................................33

    5.9      Resignation of Officers and Directors...........................33

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                           PAGE
    5.10     Certain Stock Option Matters......................................34

    5.11     Securityholder Representation Statements; Appointment
             of Purchaser Representative.......................................34

    5.12     Securities Act Exemption..........................................34

    5.13     Stock Restrictions................................................35

    5.14     Registration on Form S-3..........................................35

    5.15     Clayton Post Closing Stock Issuance...............................35

    5.16     Blue Sky Laws.....................................................36

    5.17     Retention Options.................................................36

    5.18     Personal Guarantees...............................................36

    5.19     Use of Warrant Proceeds...........................................36

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...............36

    6.1      Accuracy of Representations.......................................36

    6.2      Performance of Covenants..........................................36

    6.3      Shareholder Approval..............................................36

    6.4      Consents..........................................................37

    6.5      Agreements and Documents..........................................37

    6.6      FIRPTA Compliance.................................................38

    6.7      Listing...........................................................38

    6.8      No Restraints.....................................................38

    6.9      No Legal Proceedings..............................................38

    6.10     Employees.........................................................38

    6.11     Securities Exemption..............................................38

    6.12     Director and Officer Insurance....................................38

    6.13     Dissenters' Rights................................................38

    6.14     Debt Payoff.......................................................39

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.........................39

    7.1      Accuracy of Representations.......................................39

    7.2      Performance of Covenants..........................................39

    7.3      Documents.........................................................39

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                         PAGE
    7.4      Listing......................................................39

    7.5      No Restraints................................................39

8.  TERMINATION...........................................................39

    8.1      Termination Events...........................................39

    8.2      Termination Procedures.......................................40

    8.3      Effect of Termination........................................40

9.  INDEMNIFICATION, ETC..................................................41

    9.1      Survival of Representations, Etc.............................41

    9.2      Indemnification by Company Shareholders......................41

    9.3      Threshold; Ceiling...........................................42

             (b)      42

    9.4      Exclusive Remedy.............................................42

    9.5      No Contribution..............................................42

    9.6      Defense of Third Party Claims................................42

    9.7      Exercise of Remedies by Indemnitees Other Than Parent........43

10. MISCELLANEOUS PROVISIONS..............................................43

    10.1     Securityholders' Agent.......................................43

    10.2     Further Assurances...........................................44

    10.3     Fees and Expenses............................................44

    10.4     Attorneys' Fees..............................................44

    10.5     Legacy Capital Fees..........................................45

    10.6     Notices......................................................45

    10.7     Confidentiality..............................................46

    10.8     Time of the Essence..........................................46

    10.9     Headings.....................................................46

    10.10    Counterparts.................................................46

    10.11    Governing Law................................................46

    10.12    Successors and Assigns.......................................47

    10.13    Remedies Cumulative; Specific Performance....................47

    10.14    Waiver.......................................................47

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                         PAGE
    10.15    Amendments...................................................47

    10.16    Severability.................................................47

    10.17    Parties in Interest..........................................48

    10.18    Entire Agreement.............................................48

    10.19    Construction.................................................48

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 22, 1999, by and among: MESSAGEMEDIA, INC., a Delaware corporation ("Parent"); MM1 ACQUISITION CORP., an Alabama corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and REVNET SYSTEMS, INC., an Alabama corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Alabama Business Corporation Act (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

         C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

         D. In order to induce Parent to enter into this Agreement and to consummate the Merger, certain shareholders of the Company listed on Exhibit B-2 of the Company are entering into Voting Agreements, a form of which is attached hereto as Exhibit B-1, pursuant to which they are agreeing to vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1.       DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Alabama Business Corporation Act.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP,

2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302, at 10:00 a.m. on August 5, 1999, or as soon as practicable after such time as the parties agree, but not later than two (2) business days following satisfaction or waiver of each of the conditions set forth in Section 6 and Section 7 below (the "Scheduled Closing Time"). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger conforming to the requirements of the Alabama Business Corporation Act shall be filed with the Secretary of State of the State of Alabama. The Merger shall become effective at the time such articles of merger are filed with the Secretary of State of the State of Alabama or at such later time as may be specified in such articles of merger (the "Effective Time").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

             (a) the Articles of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time;

             (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

             (c) the directors and officers of Merger Sub immediately prior to the Effective Time shall continue as the directors and officers of the Surviving Corporation immediately after the Effective Time.

         1.5 CONVERSION OF SHARES.

             (a) Subject to Sections 1.5(b), 1.5(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company ("Company Shareholder"):

                 (i) any shares of Company Common Stock then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                 (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                 (iii) each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation; and

                 (iv) except as provided in clauses "(i)" and "(ii)" of this sentence, each share of Company Common Stock and Company Non-Voting Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive a fraction of a share(s) of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock") equal to a fraction (the "Exchange Ratio"):

                     (1) if the Parent Average Stock price is $12.00 or more,
(x) the numerator of which is 4,000,000 minus the Excluded Expenses (expressed on an as converted to Parent Common Stock basis using the Parent Average Stock Price as the measure for the per-share value of the Parent Common Stock) and (y) the denominator of which is the Fully Diluted Number of Company Shares;

                     (2) if the Parent Average Stock price is less than $12.00 and greater than or equal to $10.67, (x) the numerator of which is (i) $48,000,000 minus the dollar amount of the Excluded Expenses divided by (ii) the Parent Average Stock Price and (y) the denominator of which is the Fully Diluted Number of Company Shares; or

                     (3) if the Parent Average Stock price is less than $10.67,
(x) the numerator of which is 4,500,000 minus the Excluded Expenses (on an as converted to Parent Common Stock basis using the Parent Average Stock Price as the measure for the per-share value of the Parent Common Stock) and (y) the denominator of which is the Fully Diluted Number of Company Shares.

             (b) The numerator of the fraction used to calculate the Exchange Ratio, in accordance with this Agreement but prior to the deduction of any Excluded Expenses, is hereinafter referred to as the "Aggregate Parent Share Number."

             (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

             (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

         1.6 STOCK OPTIONS.

             (a) At the Effective Time, each stock option listed on Exhibit C hereto that is then outstanding, whether vested or unvested (an "Assumed Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the Effective Time) of the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Assumed Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the

Effective Time, (a) each Assumed Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such Assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Assumed Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such Assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such Assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Assumed Company Option shall otherwise remain unchanged; provided, however, that each such Assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company's 1994 Incentive Stock Option Plan and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an Assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall file with the SEC, within thirty (30) days after the Closing Date, a registration statement on Form S-8 registering the exercise of the Company Options assumed by Parent pursuant to this Section 1.6(a), provided such Company Options are registrable on Form S-8.

             (b) Prior to the Effective Time, each stock option listed on Exhibit D hereto that is then outstanding (an "Intrinsic Value Company Option"), shall be settled by the issuance by Company of additional shares of Company Non-Voting Common Stock to the option holders in accordance with the terms of the Company's amended 1994 Incentive Stock Option Plan. All such shares of Company Non-Voting Common Stock shall thereafter be converted in the Merger into the right to receive shares of Parent Common Stock pursuant to Section 1.5 above. All shares of Parent Common Stock issuable with respect to Intrinsic Value Company Options shall be Restricted Resale Stock.

             (c) Prior to the Effective Time, each stock option listed on Exhibit E hereto that is then outstanding (a "Non-Compensatory Company Option"), shall be fully exercised in cash for additional shares of Company Common Stock. All such shares of Company Common Stock shall thereafter be converted in the Merger into the right to receive shares of Parent Common Stock pursuant to
Section 1.5 above. All shares of Parent Common Stock issuable with respect to Non-Compensatory Company Options shall be Restricted Resale Stock.

         1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.9) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

         1.8 ESCROW.

             (a) The aggregate number of shares to be placed in escrow (the "Escrow Shares") as collateral for the indemnification obligations of the Company pursuant to Section 9 of this Agreement shall be equal to the product of
(x) .20 and (y) the Aggregate Parent Share Number less an amount (expressed on an as converted to Parent Common Stock basis using the Parent Average Stock Price) equal to the aggregate exercise price of the Intrinsic Value Company Options. The Escrow Shares shall be withheld from the number of whole shares of Parent Common Stock that each Company Shareholder has the right to receive pursuant to the provisions of Section 1.5. At Closing, the Company shall deliver to Parent a Schedule 1.8 indicating the number of Escrow Shares to be withheld from each Company Shareholder.

             (b) The number of Escrow Shares to be withheld from each Company Shareholder shall be set forth on a Schedule 1.8 to be delivered by the Securityholders' Agent prior to Closing, and shall equal the aggregate number of shares determined in accordance with Section 1.8(a) above.

         1.9 EXCHANGE OF CERTIFICATES.

             (a) American Stock Transfer & Trust or such other reputable bank or trust company selected by Parent prior to the Closing Date shall act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1. The shares of Parent Common Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

             (b) At or as soon as practicable after the Effective Time, the Exchange Agent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of

Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. As soon as practicable after receipt by the Exchange Agent of the Company Stock Certificates, the duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, the Exchange Agent shall deliver to each former Company Shareholder a certificate representing the number of whole shares of Parent Common Stock that such shareholder has the right to receive pursuant to the provisions of Section
1.5 less the number of shares to be delivered to the escrow agent (determined in accordance with Section 1.8(b) above) and (ii) deliver to the escrow agent pursuant to the Escrow Agreement (as defined below), on behalf and in the name of each shareholder, a certificate representing such shareholder's proportionate share of the Escrow Shares. Until surrendered as contemplated by this Section 1.9(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock as contemplated by this
Section 1 and as adjusted to reflect any claims made against the Escrow Shares. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

             (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until such holder surrenders such Company Stock Certificate in accordance with this Section
1.9 (at which time such holder shall be entitled to receive all such dividends and distributions).

             (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no cash, certificates or scrip for any such fractional shares shall be issued. In lieu thereof, the number of shares otherwise issued or issuable to any holder of capital stock of the Company (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be rounded to the nearest whole share of Parent Common Stock, with one-half share or more being rounded up.

             (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as the Exchange Agent, Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

             (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         1.10 DISSENTING SHARES.

             (a) Notwithstanding anything to the contrary contained in this Agreement, any shareholder of the Company that, as of the Effective Time, is or may become a "Dissenter" within the meaning of Section 10-2B-13.01(3) of the Alabama Business Corporation Act ("Dissenting Shareholder") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5, and each Dissenting Shareholder shall be entitled only to such rights as may be granted to such Dissenter in Article 13 of the Alabama Business Corporation Act; provided, however, that if the status of a Dissenting Shareholder as a Dissenter shall not be perfected in accordance with
Article 13 of the Alabama Business Corporation Act, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, the shares of capital stock of the Company held by the Dissenting Shareholder shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5.

             (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to 10-2B-13.21 of the Alabama Business Corporation Act and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Alabama Business Corporation Act, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

         1.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Parent and the Company shall each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. From and after the Effective Time, neither Parent, Merger Sub nor the Company shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.

         1.12 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

         1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.


2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in a document dated as of the date of this Agreement and delivered by Company to Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (including, but not limited to the schedules specifically referenced in this Article 2, the "Disclosure Schedule"), the Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

             (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Revnet Systems, Inc."

             (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

             (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

             (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's Articles of Incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Articles of Incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The stock and stock option records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         2.3 CAPITALIZATION, ETC.

             (a) The authorized capital stock of the Company consists of: (i) 9,000,000 shares of Common Stock ($0.001 par value), of which 5,430,125 shares have been issued and are outstanding as of July 20, 1999; and (ii) 1,000,000 shares of Non-Voting Common Stock ($0.001 par value), of which 227,000 shares have been issued and are outstanding as of July 20, 1999. All of the outstanding shares of Company Common Stock and Non-Voting Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option that is held by the Company and to which any of such shares is subject.

             (b) The Company has reserved 700,000 shares of Company Non-Voting Common Stock for issuance under its 1994 Incentive Stock Option Plan, of which options to purchase 470,333 shares are outstanding as of the date of this Agreement. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option (whether granted under the 1994 Incentive Stock Option Plan or otherwise) that is outstanding as of the date of this Agreement:
(i) the name of the holder of such Company Option; (ii) the total number of shares that are subject to such Company Option and the number of shares with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option;
(iv) the vesting schedule for such Company Option; (v) the exercise price per share purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

             (c) All outstanding shares of Company Common Stock and Non-Voting Common Stock, all outstanding Company Options and all other outstanding securities of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

             (d) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Alabama Business Corporation Act and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

         2.4 FINANCIAL STATEMENTS.

             (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                 (i) The balance sheets of the Company as of December 31, 1998, 1997 and 1996, and the income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto; and

                 (ii) the unaudited balance sheet of the Company as of March 31, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the three (3) months then ended.

             (b) The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude). The Company Financial Statements referred to in Section 2.4(a)(i) shall be identical to those statements on which PricewaterhouseCoopers LLP will issue an unqualified report and opinion after the date hereof.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 31, 1999:

             (a) there has not been any material adverse change in the Company's business, condition, capitalization, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

             (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

             (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

             (d) the Company has not sold, issued, granted or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

             (e) other than those amendments that are specifically contemplated by Section 5.10 of this Agreement, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1994 Incentive Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

             (f) there has been no amendment to the Company's Articles of Incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

             (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

             (h) the Company has not made any capital expenditure that, when added to all other capital expenditures made on behalf of the Company since March 31, 1999, exceeds $125,000;

             (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

             (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

             (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

             (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

             (m) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

             (n) the Company has not (i) established or adopted any employee benefit plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

             (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

             (p) the Company has not made any Tax election;

             (q) the Company has not commenced or settled any Legal Proceeding;

             (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

             (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

         2.6 TITLE TO ASSETS.

             (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1,
2.7 and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

             (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

         2.7 BANK ACCOUNTS; RECEIVABLES.

             (a) Part 2.7(a) of the Disclosure Schedule provides accurate information, including bank name, bank contact information, account number, authorized signatories and most recent available balance, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

             (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of March 31, 1999. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts of $74,000 and of an allowance for the sales returns of $50,000).

         2.8 EQUIPMENT; LEASEHOLD.

             (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

             (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

         2.9 PROPRIETARY ASSETS.

             (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in
Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company

Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

             (b) The Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

             (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

             (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule:
(i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company, there is no basis for any such claim.

             (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

             (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule,
(i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent. No person not subject to any such agreement has made any material contribution to the Company Proprietary Assets.

             (g) Except as set forth in Part 2.9(g)(i) of the Disclosure Schedule, each computer, item of computer related hardware, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by the Company for its internal business operations is Year 2000 Compliant. Except as set forth in Part 2.9(g)(ii) of the Disclosure Schedule, each computer program and other item of software that has been designed, developed, sold, licensed or otherwise made available to any Person by the Company is Year 2000 Compliant. Except as set forth in Part 2.9(g)(iii) of the Disclosure Schedule, the Company has conducted sufficient Year 2000 compliance testing for each computer, item of computer related hardware, computer program and item of software referred to in the preceding two sentences to be able to determine whether such computer, item of computer related hardware, computer program and item of software is Year 2000 Compliant, and has obtained warranties or other written assurances from each of its suppliers to the effect that the products and services provided by such suppliers to the Company is Year 2000 Compliant. As used in this Section 2.9, "Year 2000 Compliant" means, with respect to a computer, item of computer related hardware, computer program or other item of software (i) the functions, calculations, and other computing processes of the computer, program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000; (ii) the computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner;
(iv) the computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer. Notwithstanding the foregoing, the Company's computers, items of computer related hardware, computer programs and other items of software shall not be considered to be non-Year 2000 Compliant to the extent that any adverse effects are directly attributable to date data that is input or transmitted that is incorrect, ambiguous or does not specify a century.

             (h) Except with respect to evaluation or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

         2.10 CONTRACTS.

              (a) Part 2.10 of the Disclosure Schedule identifies:

                  (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor; any Contract pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments in respect of salary) to any current or former employee or director;

                  (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset (other than for purchase orders and Express Hosting Agreements entered into in the ordinary course of business consistent with past practice);

                  (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                  (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                  (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                  (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                  (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                  (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                  (x) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

                  (xi) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                  (xii) any Contract which provides for indemnification of any officer, director, employee or agent;

                  (xiii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

                  (xiv) any Contract imposing any confidentiality obligation on the Company;

                  (xv) any Contract (not otherwise identified in clauses "(i)" through "(xiv)" of this sentence) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Company or to any of the transactions contemplated by this Agreement; and

                  (xvi) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Company.)

(Contracts in the respective categories described in clauses "(i)" through "(xvi)" above are referred to in this Agreement as "Material Contracts.")

              (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure
Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

                  (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract;

                  (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                  (iii) since December 31, 1997, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract that has had, or is reasonably likely to have, a Material Adverse Effect on the Company; and

                  (iv) the Company has not waived any of its material rights under any Material Contract.

              (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

              (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

              (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1999.

              (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

              (h) The Company has entered into no Government Contracts.

         2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable, accrued salaries or other immaterial liabilities that have been incurred by the Company since March 31, 1999 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since the Company's inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since the Company's inception, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part

2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since the Company's inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since the Company's inception, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14 TAX MATTERS.

              (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since 1994.

              (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from March 31, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

              (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

              (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code or any comparable provisional state or foreign Tax laws. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

              (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code or any comparable provisional state or foreign Tax laws, other than payments for which shareholder approval meeting the requirements of Section 280G(b)(5) of the Code are obtained prior to the Closing Date. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

              (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

              (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

              (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

              (d) With respect to each Plan, the Company has delivered to
Parent:

                  (i) an accurate and complete copy of such Plan (including all amendments thereto);

                  (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                  (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                  (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                  (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                  (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

              (e) The Company is not required to be, and, to the best of the knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

              (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

              (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

              (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

              (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

              (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter could be revoked.

              (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

              (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

              (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

              (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

              (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

         2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company (a) all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is free of any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by the Company contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property leased to, controlled by or used by the Company contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. The Company has never sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. No current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since the Company's inception, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since the Company's inception had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company;
(b) no Related Party is, or has at any time since the Company's inception been, indebted to the Company; (c) since the Company's inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since the Company's inception competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section
2.18 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since the Company's inception been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

         2.19 LEGAL PROCEEDINGS; ORDERS.

              (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, except as set forth in
Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

              (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

              (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the best of the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors, subject only to approval of the Merger by the shareholders of the Company. The board of directors of the Company (at a meeting duly called and held) has (a) determined (pursuant to a unanimous vote of all members of the board of directors of the Company) that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) authorized and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the execution, delivery and performance of this Agreement by the Company and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the Merger, (c) recommended (pursuant to a unanimous vote of all members of the board of directors of the Company) the approval of this Agreement and the Merger by the holders of Company's capital stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting (as defined in Section 5.2), and (d) adopted (pursuant to a unanimous vote of all members of the board of directors of the Company) a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Articles of Incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

              (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

              (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

              (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.22 FULL DISCLOSURE.

              (a) This Agreement (including the Disclosure Schedule) does not, and the certificate referred to in Section 6.5(o) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

              (b) The information supplied by the Company for inclusion in the information statement to be delivered to the Company's shareholders at the Company Shareholders' Meeting will not, as of the date of the Information Statement or as of the date of the Company Shareholders' Meeting (as defined in Section 5.2), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

         2.23 VOTE REQUIRED. The affirmative vote of the holders of (i) 66 2/3ds of the shares of Company Common Stock outstanding on the record date for the Company Shareholders' Meeting and (ii) 66 2/3ds of the shares of Company Non-Voting Common Stock outstanding on the record date for the Company Shareholders' Meeting (collectively, the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         2.24 FINANCIAL ADVISOR. Except for Legacy Capital, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to Legacy Capital and all fees, commissions and other amounts, whether paid in cash or equity, that may become payable to Legacy Capital by the Company if the Merger is consummated will not exceed 2% of the product of the Aggregate Parent Share Number multiplied by the Parent Average Stock Price, plus all out-of-pocket expenses. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Legacy Capital.

3.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

              Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Alabama, respectively, and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent.

         3.2 SEC FILINGS; FINANCIAL STATEMENTS.

              (a) Parent has delivered or made available to the Company, including through the SEC EDGAR system, accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

         3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.4 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

         3.5 ABSENCE OF CHANGES. Except as set forth in the SEC Documents, since March 31, 1999 there has not been any material adverse change in Parent's business, condition, capitalization, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Parent.

4.       CERTAIN COVENANTS OF THE COMPANY

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

              (a) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Company and the related unaudited monthly consolidated statements of operations, statements of shareholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management;

              (b) any written materials or communications sent by or on behalf of the Company to its shareholders;

              (c) any material notice, document or other communication sent by or on behalf of the Company to any party to any Company Contract or sent to the Company by any party to any Company Contract (other than any communication that relates solely to routine commercial transactions between the Company and the other party to any such Company Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

              (d) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

              (e) any material notice, report or other document received by the Company from any Governmental Body.

         4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period:

              (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

              (b) the Company shall use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

              (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

              (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

              (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

              (f) the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to grant stock options to employees in accordance with its past practices and as contemplated by this agreement, and (y) to issue Company Common Stock to employees upon the exercise of outstanding Company Options);

              (g) except as expressly provided in this Agreement, the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1994 Incentive Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or
(iii) any provision of any restricted stock purchase agreement;

              (h) The Company shall not amend or permit the adoption of any amendment to the Company's Articles of Incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

              (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

              (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 in the aggregate;

              (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive or exercise any material right or remedy under, any such Contract;

              (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

              (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business) or (ii) incur or guarantee any indebtedness for borrowed money;

              (n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

              (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

              (p) the Company shall not make any Tax election;

              (q) the Company shall not commence or settle any Legal Proceeding;

              (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company.

         4.3 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                  (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any breach of any covenant or obligation of the Company; and

                  (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied.

         4.4 NO NEGOTIATION. During the Pre-Closing Period, none of the Company, any of its Representatives or any of its shareholders shall, directly or indirectly:

              (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

              (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

              (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

5.       ADDITIONAL COVENANTS OF THE PARTIES

         5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

         5.2 COMPANY SHAREHOLDERS' MEETING. The Company shall, in accordance with its Articles of Incorporation and bylaws and the applicable requirements of the Alabama Business Corporation Act, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company Shareholders' Meeting will be held as promptly as practicable and in any event within 10 business days after execution of this agreement. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of the Company with respect to the Merger.

         5.3 STOCK OPTIONS.

              (a) Subject to Section 5.3(b), at the Effective Time, all rights with respect to Company Common Stock or Non-Voting Common Stock under each Assumed Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the closing date) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Assumed Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Assumed Company Option shall be equal to the number of shares of Company Common Stock subject to such Assumed Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Assumed Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Assumed Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Assumed Company Option assumed by Parent in accordance with this Section 5.3(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, within 30 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Assumed Company Options, which may be legally registered on a Form S-8.

             (b) The Company shall take all action that may be necessary to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.3.

         5.4 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

         5.5 BEST EFFORTS. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.6 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At or prior to the Closing, the Company shall use all commercially reasonable efforts to cause each of the persons identified on Exhibit F to execute and deliver to the Company and Parent, at the Closing, an Employment Agreement and a Noncompetition Agreement in a form acceptable to Parent.

         5.7 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasure Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

         5.8 LISTING. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         5.9 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of the Company.

         5.10 CERTAIN STOCK OPTION MATTERS. At the Closing, the Company shall show evidence of the completion of the following actions:

              (a) ASSUMED COMPANY OPTIONS WITH PERFORMANCE VESTING. Each of the Assumed Company Options with performance vesting shall continue to vest in accordance with the original terms of the respective option agreements and the portions of such options that are already vested as of the Closing Date shall remain vested; provided, however, that the unvested portion of Mr. Obermann's option will remain unvested for a period of one year from the Closing Date whereupon such option shall become fully vested; and provided further, that the unvested portion of the options granted to Messrs. Bachmeyer and Clark shall accelerate such that their respective options become fully vested prior to the Closing. Any shares of Parent Common Stock issued upon the exercise of such Assumed Company Options shall be Restricted Resale Stock.

              (b) NEW ASSUMED COMPANY OPTIONS. The option grants issued as of February 1, 1999 to certain of the Company's key employees for an aggregate of 1,185,000 shares of Company Common Stock shall have a vesting schedule reasonably acceptable to Parent. Such options shall have an exercise price of at least $0.40 per share of Company Common Stock.

              (c) INTRINSIC VALUE COMPANY OPTIONS. Prior to the Effective Time, each Intrinsic Value Company Option shall have been (i) validly amended to permit such options to be settled by the issuance by Company of additional shares of Company Non-Voting Common Stock to the option holders, and (ii) settled in such manner in accordance with the terms of such amended options and the Company's amended 1994 Incentive Stock Option Plan.

              (d) NON-COMPENSATORY COMPANY OPTIONS. Every Non-Compensatory Option shall have been exercised in full or lapsed prior to the Effective Time; no such options or warrants shall be outstanding as of the Effective Time. Any shares of Parent Common Stock issued or issuable upon exercise of such Company Options shall be Restricted Resale Stock.

         5.11 SECURITYHOLDER REPRESENTATION STATEMENTS; APPOINTMENT OF PURCHASER REPRESENTATIVE. Each securityholder of the Company who is to receive Parent Common Stock in connection with this Agreement shall complete and execute a securityholder representation statement, which shall, among other things, provide certain representations and warranties to Parent, and appoint Sidney R. White to serve as such securityholder's purchaser representative in the event that such securityholder is not an "accredited investor." A form of such securityholder representation statement is attached as Exhibit G to this Agreement.

         5.12 SECURITIES ACT EXEMPTION. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemption set forth in Section 4(2) and Rule 506 of Regulation D thereunder. In connection with the acquisition of Parent Common Stock, each securityholder of the Company who is to receive Parent Common Stock in connection with this Agreement shall represent to the Company, among other things, that (i) such Company Shareholder is acquiring the Parent Common Stock for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof as that term is used for purposes of the Securities Act; (ii) such

Company Shareholder is aware of Parent's business affairs and financial condition and has sufficient information about Parent (together with such securityholder's purchaser representative if applicable) to reach an informed and knowledgeable decision to acquire Parent Common Stock; and (iii) the Company Shareholder understands that the Parent Common Stock has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         5.13 STOCK RESTRICTIONS. In addition to any legend imposed by applicable state securities laws or by any contract that continues in effect after the Effective Time, the certificates representing shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop orders shall be placed against the transfer thereof with the Parent's Transfer Agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

The certificates representing shares of Parent Common Stock issued pursuant to this Agreement that are Restricted Resale Stock shall bear a restrictive legend (and stop orders shall be placed against the transfer thereof with the Parent's Transfer Agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE
          TRANSFERRED ONLY IN ACCORDANCE WITH CERTAIN VOLUME
          LIMITATIONS PURSUANT TO THE TERMS OF A CERTAIN AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED JULY 22, 1999, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER OF THIS
          CERTIFICATE UPON REQUEST.

         5.14 REGISTRATION ON FORM S-3. Parent shall use its commercially reasonable efforts to file, within 30 days of the Closing Date, a registration statement on Form S-3 with the Securities and Exchange Commission covering the resale of shares of Parent Common Stock issued to Company Shareholders in connection with the Merger. Any such registration shall be subject to the terms and conditions set forth in Registration Rights Agreement attached hereto as
Exhibit I. All shares eligible for registration on the above-mentioned registration statement shall be deemed Restricted Resale Stock.

         5.15 CLAYTON POST CLOSING STOCK ISSUANCE. After the Closing, Parent shall issue to James Clayton $146,104 (net of applicable withholding) of Parent Common Stock, valued at the closing market price of Parent Common Stock on the Nasdaq National Market on the date of the issuance, in consideration for the cancellation of $146,104 of deferred salary owed by the

Company to James Clayton. Such shares shall be deemed Restricted Resale Stock but shall not be subject to the lock-up agreement executed by James Clayton in connection with this Agreement.

         5.16 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities blue sky laws of all jurisdictions that are applicable to the issuance of the Parent Common Stock pursuant to hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities blue sky laws of all jurisdictions that are applicable in connection with the issuance of the Parent Common Stock pursuant to hereto.

         5.17 RETENTION OPTIONS. Parent agrees to grant to former employees of the Company who are then current employees of Parent within 90 days of the Closing Date non-qualified options to purchase an aggregate of 900,000 shares of Parent Common Stock with a per share exercise price equal to Parent's closing stock price as reported on The Nasdaq National Market on the date of grant and with terms substantially equivalent to options granted pursuant to Parent's current option plan. The distribution of the options shall be to mutually agreed upon by Parent and Stuart Obermann.

         5.18 PERSONAL GUARANTEES. Parent and the Company will cooperate to remove any Company stockholders as guarantors on the Company's existing bank lines of credit. Parent will indemnify any such guarantors against any related liabilities or obligations until such releases are obtained.

         5.19 USE OF WARRANT PROCEEDS. Parent agrees to apply the proceeds from the exercise of the Non-Compensatory Company Options in the following manner:
(i) retire all outstanding debt for money borrowed prior to the Closing, (ii) payment of the $300,000 cash portion of the Legacy Capital fee, and (iii) payment of other transaction expenses.


6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

                  The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         6.3 SHAREHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the Required Company Shareholder Vote.

         6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

             (a) Voting Agreements in the form of Exhibit B-1, executed by the Persons identified on Exhibit B-2;

             (b) Employment Agreements in a form acceptable to Parent executed by the individuals identified on Exhibit F;

             (c) Noncompetition Agreements in a form acceptable to Parent executed by the individuals identified on Exhibit F;

             (d) Securityholder Representation Statements in the form of Exhibit G, executed by each of the Company's securityholders;

             (e) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements;

             (f) the statement referred to in Section 5.7, executed by the Company;

             (g) the Escrow Agreement in the form of Exhibit J, executed by the Securityholder Agent on behalf of each of the Company Shareholders, and also executed by the escrow agent (the "Escrow Agreement:);

             (h) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by REFCO, LLC;

             (i) a legal opinion of Sirotte & Permutt, dated as of the Closing Date, in a form reasonably acceptable to Parent and its counsel;

             (j) the Registration Rights Agreement in the form of Exhibit I, executed by the Securityholder Agent on behalf of each of the Company Shareholders (the "Registration Rights Agreement");

             (k) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.8, and 6.9 have been duly satisfied;

             (l) written resignations of all officers and directors of the Company, effective as of the Effective Time;

             (m) evidence acceptable to Parent that certain amounts owing to James Clayton have been forgiven or retired and that Mr. Clayton has exercised certain options to purchase shares of Non-Voting Common Stock;

             (n) a market stand-off agreement executed by James Clayton agreeing to not to sell or dispose of his shares of Parent Company Common Stock, other than those shares issuable pursuant to Section 5.15, during the period commencing with the filing by Parent of a registration statement for an underwritten public offering and ending on such date as may be specified by the managing underwriter of such offering, provided that such period shall not exceed the period agreed to by Parent's directors and officers with respect to shares owned by them in connection with such offering; and

             (o) articles of merger executed by the Company and Merger Sub to filed with the Secretary of State of the State of Alabama in accordance with
Section 1.3.

         6.6 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.7(b).

         6.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.9 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

         6.10 EMPLOYEES. None of the individuals identified on Exhibit H shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

         6.11 SECURITIES EXEMPTION. The issuance of Parent Common Stock in accordance with this Agreement shall be exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D.

         6.12 DIRECTOR AND OFFICER INSURANCE. The Company shall have obtained and show evidence of a tail insurance policy that is reasonably acceptable to Parent covering the Company's directors and officers for acts and omissions of such directors and officers that occurred prior to the Closing.

         6.13 DISSENTERS' RIGHTS. Holders of not more than 5% of the outstanding shares of the Company's capital stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

         6.14 DEBT PAYOFF. The Company shall have paid off all outstanding debt for money borrowed.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         7.3 DOCUMENTS. The Company shall have received the following documents:

             (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in form reasonably acceptable to Company and its counsel.

         7.4 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

8.       TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

             (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

             (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

             (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

             (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

             (e) by Parent if the Closing has not taken place on or before August 15, 1999 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

             (f) by the Company if the Closing has not taken place on or before August 15, 1999 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

             (g) by the mutual consent of Parent and the Company.

             (h) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

             (i) by the Company if the Parent Average Stock Price as of the Scheduled Closing Time is less than $7.00.

         8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1 and 8.2, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

9.       INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS, ETC.

             (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Securityholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 in accordance with the Escrow Agreement based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall survive the Closing and shall expire nine (9) months following the Closing Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereafter cease.

             (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

             (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

         9.2 INDEMNIFICATION BY COMPANY SHAREHOLDERS.

             (a) From and after the Effective Time (but subject to Section 9.1(a)), the Company Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the officers' closing certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); (iii) any Excluded Expenses to the extent not offset as of the Closing against the Aggregate Parent Share Number pursuant to Section 1.5 above; (iv) those matters set forth in the supplemental letter dated as of the date hereof between Parent and Company, (v) those matters referred to in Section 2.9(a)(iv), 2.12, 2.14 and 2.15(h) of the Disclosure Scehdule or (vi) any Legal Proceeding relating to any inaccuracy or breach or expense of the type referred to in clause (i), (ii), (iii), (iv) or (v) above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

             (b) The Company Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

         9.3 THRESHOLD; CEILING.

             (a) The Company Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of the representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $800,000 in the aggregate. If the total amount of such Damages exceeds $800,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all of such Damages. The provisions of this Section 9.3(a) shall not apply to any claims made by any Indemnitee regarding reimbursement of costs incurred in connection with Excluded Expenses.

             (b) With the exception of claims based upon fraud, the maximum liability of each Company Shareholder under Section 9.2(a) for breaches of the representations and warranties set forth in Section 2 shall be equal to the value of the shares of Parent Common Stock placed in escrow by such Company Shareholders pursuant to Section 1.8 of this Agreement determined in accordance with the terms of the Escrow Agreement.

         9.4 EXCLUSIVE REMEDY. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the shares of Parent Common Stock held in escrow pursuant to the Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for Damages for any matters covered by this Article 9.

         9.5 NO CONTRIBUTION. Each Company Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Officers' Closing Certificate.

         9.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Company

Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own with counsel reasonably acceptable to the Securityholders' Agent (whose consent to such counsel shall not be unreasonably withheld). The Company Shareholders, by and through the Securityholders' Agent, may participate, through counsel chosen by Securityholders' Agent and at the expense of the Company Shareholders, in (but not control) the defense of any such Legal Proceeding. If Parent so proceeds with the defense of any such claim or Legal
Proceeding:

             (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Company Shareholders;

             (b) each Company Shareholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

             (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Securityholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Securityholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Securityholders' Agent shall not limit any of the obligations of the Company Shareholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         9.7 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

10.      MISCELLANEOUS PROVISIONS

         10.1 SECURITYHOLDERS' AGENT. In the event that the Merger is approved, effective upon such vote and without any further act of any shareholder, the Company Shareholders shall be deemed to have approved, among other matters, the indemnification and escrow terms set forth in Section 9, the terms of the Escrow Agreement and the terms of the Registration Rights Agreement, and shall irrevocably appoint James Clayton as their agent for all purposes in connection therewith (the "Securityholders' Agent"), including to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to the Escrow Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Securityholders' Agent for the accomplishment of the foregoing. James Clayton hereby accepts his appointment as the

Securityholders' Agent. Parent shall be entitled to deal exclusively with the Securityholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company Shareholder by the Securityholders' Agent (including, without limitation, the execution of the Escrow Agreement and the Registration Rights Agreement on behalf of the Company Shareholders) and on any other action taken or purported to be taken on behalf of any Company Shareholder by the Securityholders' Agent, as fully binding upon such Company Shareholder. If the Securityholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company Shareholders, then the Company Shareholders shall, in accordance with the Escrow Agreement, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Securityholders' Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Securityholders' Agent at any time, all references herein to the Securityholders' Agent shall be deemed to refer to the Company Shareholders.

         10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger; provided, however, that upon the successful Closing of the transactions contemplated by this Agreement, Parent agrees to pay transaction expenses of Company Shareholders (without any adjustment to the purchase price) in an amount equal to the lesser of (i) fifty percent (50%) of the transaction expenses incurred by the Company (exclusive of any fees and expenses paid to Legacy Capital) or (ii) $100,000. Transaction expenses not paid by Parent shall be "Excluded Expenses." If Excluded Expenses are not paid in cash by the Company Shareholders, the amount of such fees (i) shall reduce the Aggregate Parent Share Number in accordance with Section 1.5 hereof or (ii) shall be paid out of the Escrow Fund.

         10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.5 LEGACY CAPITAL FEES. Upon the Closing, Legacy Capital shall be entitled to receive a fee and expense reimbursements in the amount referred to in Section 2.24 hereof. The Company shall pay Legacy Capital a $300,000 portion of such fee (less the amount of any previous expense reimbursements) in cash. The balance of such fee shall be paid in the form of that number of shares of Parent Common Stock equal to the remaining fee divided by the Parent Average Stock Price. Such shares shall be included in the S-3 registration statement referred to in the Registration Rights Agreement attached hereto as Exhibit I. Such shares shall be considered Restricted Resale Stock.

         10.6 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT:

                  MessageMedia, Inc.
                  6060 Spine Road
                  Boulder, Colorado 80301
                  (303) 440-0303 (fax)
                  Attention:  Chief Executive Officer

                  WITH A COPY TO:

                  Cooley Godward LLP
                  2595 Canyon Boulevard
                  Suite 250
                  Boulder, Colorado 80302
                  (303) 546-4099 (fax)
                  Attention:  James H. Carroll, Esq.

                  IF TO THE COMPANY:

                  Revnet Systems, Inc.
                  3304 Westmill Drive
                  Huntsville, Alabama  35805
                  (256) 519-9973 (fax)
                  Attention:  President

                  WITH A COPY TO:

                  Sirote & Permutt, P.C.
                  2222 Arlington Avenue South
                  Birmingham, Alabama  35205
                  (205) 930-5301 (fax)
                  Attention:  John H. Cooper, Esq.

                  IF TO THE SECURITYHOLDERS' AGENT:

                  James Clayton

                  738 Bluewood Drive
                  Huntsville, Alabama  35802
                  P.O. Box 12605
                  Huntsville, Alabama  35815
                  (256) 922-0938 (fax)

                  WITH A COPY TO:

                  Sirote & Permutt, P.C.
                  2222 Arlington Avenue South
                  Birmingham, Alabama  35205
                  (205) 930-5301 (fax)
                  Attention:  John H. Cooper, Esq.

         10.7 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, the Company shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in the Company's possession that relates to the business of the Company or Parent.

         10.8 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         10.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.11 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws), except that the Merger and matters of corporate governance shall be governed by the laws of Alabama.

         10.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Company Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company Shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees; and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9 and the Escrow Agreement), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         10.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         10.14 WAIVER.

             (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

             (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.16 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.17 PARTIES IN INTEREST. Except for the provisions of Sections 1.5,
1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.18 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the non-disclosure agreements dated February 25, 1999 and March 30, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such non-disclosure agreements are terminated in accordance with their terms.

         10.19 CONSTRUCTION.

             (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

             (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

             (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

The parties hereto have caused this Agreement to be executed and delivered as of July 22, 1999.

                                       MESSAGEMEDIA, INC.,
                                        a Delaware corporation


                                       By:   /s/Larry Jones
                                          -------------------------------------
                                       Print name:  Larry Jones
                                       Title:  President


                                       MM1 ACQUISITION CORP.,
                                        an Alabama corporation


                                       By:   /s/Larry Jones
                                          -------------------------------------
                                       Print name:  Larry Jones
                                       Title:  President


                                       REVNET SYSTEMS, INC.
                                        an Alabama corporation


                                       By:   /s/James Clayton
                                          -------------------------------------
                                       Print name:  James Clayton
                                       Title:  Chairman



                                       SECURITYHOLDERS' AGENT


                                       By:   /s/James Clayton
                                          -------------------------------------
                                          James Clayton

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

             (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

             (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

             (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY OPTION. "Company Option" shall mean, collectively, the Assumed Company Options, the Intrinsic Value Company Options and the Non-Compensatory Company Options.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         EXCLUDED EXPENSES. "Excluded Expenses" shall mean (i) any fees and expenses payable to Legacy Capital, (ii) any fees and expenses payable to any other any other financial advisor, investment banker, broker or finder, (iii) any other transaction fees and expenses of the Company and the Company Shareholders (other than the amounts agreed to be paid by Parent, not to exceed $100,000 pursuant to Section 10.3 hereof), and (iv) an amount equal to the aggregate exercise price of the Intrinsic Value Company Options.

         FULLY DILUTED NUMBER OF COMPANY SHARES. "Fully Diluted Number of Company Shares" means the sum of (i) the aggregate number of shares of capital stock of the Company outstanding immediately prior to the Effective Time, plus
(ii) the aggregate number of shares of capital stock of the Company (if any) issuable upon the exercise of any option or other right to acquire capital stock of the Company, or the conversion of any convertible securities, outstanding immediately prior to the Effective Time.

         GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the officers closing certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

         PARENT AVERAGE STOCK PRICE. "Parent Average Stock Price" shall mean the average of the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the twenty consecutive trading days ending on and including the trading day immediately preceding the Scheduled Closing Time.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         RESTRICTED RESALE STOCK. "Restricted Resale Stock" shall mean shares of Parent Common Stock issued as consideration for the Merger that are subject to restrictions on resale in accordance with the following volume limitations: (i) upon the effectiveness of a registration statement registering such shares of Parent Common Stock, any Person holding Restricted Resale Stock may sell up to 15% of their total equity position in Parent as measured on the Closing Date;
(ii) during period between three months and six months following the Closing Date any Person holding Restricted Resale Stock may sell up to an additional 20% (aggregating 35%) of their total equity position in Parent as measured on the Closing Date (iii) during period between six months and nine months following the Closing date, any Person holding Restricted Resale Stock may sell up to an additional 20% (aggregating 55%) of their total equity position in Parent as measured on the Closing Date (iv) during period between nine months and twelve months following the Closing date, any Person holding Restricted Resale Stock may sell up to an additional 20% (aggregating 75%) of their total equity position in Parent as measured on the Closing Date; and (v) during period following the first anniversary of the Closing date, any Person holding Restricted Resale Stock may sell up to an additional 25% (aggregating 100%) of their total equity position in Parent as measured on the Closing Date; provided, however, in no event may any Person sell more than the total number of shares that they hold that are vested at the time of such sale; provided, further, no Person may sell any shares that are otherwise subject to other resale restrictions where such sale would be in violation of such other resale restrictions.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase more than 50% of the outstanding shares of Company Common Stock on terms that the board of directors of the Company determines, in its reasonable judgment, based upon the written advice of its financial advisor, to be more favorable to the Company's shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely to be obtained by such third party on a timely basis.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   EXHIBIT B-1

                            FORM OF VOTING AGREEMENTS

                                   EXHIBIT B-2

                      PERSONS TO EXECUTE VOTING AGREEMENTS



                                       VOTING COMMON         NON-VOTING COMMON
                                      ------------------     -----------------
James L. Clayton                      3,290,000 (60.58%)       200,000 (88.1)

Stuart Obermann                         195,000 (3.59)

Randall C. Bachmeyer                     35,000 (0.64)

Jon Clark                                14,000 (0.26)

Rick Harley                             300,000 (5.52)

John Cline                               30,000 (0.55)

James Little                             83,333 (1.53)

James K. Lossett                         88,000 (1.62)

         Totals                       4,177,001 (74.31%)

                                    EXHIBIT C

                         LIST OF ASSUMED COMPANY OPTIONS



  Name                       Date of Grant      Shares            Price
--------------------------------------------------------------------------------
Randy Bachmeyer                 2/1/99          424,200          $   0.40
Randall Bachmeyer               1/1/99          100,000          $   1.50
Kim Brower                      2/1/99            5,000          $   0.40
Chris Buss                      2/1/99           45,000          $   0.40
Simone Campbell                 2/1/99            7,500          $   0.40
Jon Clark                       1/1/99           50,000          $   1.00
Jon Clark                       2/1/99          336,100          $   0.40
David Croom                     2/1/99           15,000          $   0.40
Jeanie DuMont                   2/1/99           10,000          $   0.40
Daniel Foster                   2/1/99           13,000          $   0.40
Michael Lee                     2/1/99           20,000          $   0.40
Desiree' Maurice                2/1/99           22,500          $   0.40
Marcus Mead                     2/1/99           10,000          $   0.40
Mike Morgan                     2/1/99            5,000          $   0.40
Stuart Obermann                 1/1/99          250,000          $   1.00
Stuart Obermann                 2/1/99          239,700          $   0.40
Kristene Renteria               2/8/99           10,000          $   0.40
Walter Thames                   2/1/99           22,000          $   0.40

                                    EXHIBIT D

                     LIST OF INTRINSIC VALUE COMPANY OPTIONS



                                                                       Exercise
Name                                Date of Grant       # Shares         Price
-------------------------------------------------------------------------------
Randy Bachmeyer                        6/2/98            50,000     $   1.50
Cheryl Bearden                         6/1/98             1,000     $   1.50
Kim Brower                           11/24/97             5,000     $   1.50
Chris Buss                            6/15/98            10,000     $   1.50
Simone Campbell                       1/25/99            15,000     $   1.50
Jon Clark                              3/2/98            10,000     $   1.50
David Croom                           1/26/98            10,000     $   1.50
Jeanie DuMont                          6/1/98             1,000     $   1.50
Daniel Foster                        12/28/98             2,000     $   1.50
Steve Hoffman                         5/11/98            10,000     $   1.50
Steve Hoffman                          1/1/99             7,000     $   1.50
Stan Johnson                          1/11/99             5,000     $   1.50
Michael Lee                           6/28/99            17,000     $   1.50
Marcus Mead                            1/1/99             8,000     $   1.50
Marcus Mead                            2/1/98            10,000     $   1.50
Mike Morgan                            5/4/98             5,000     $   1.50
Stuart Obermann                        4/7/97           200,000     $   1.00
Troy Reddick                          2/16/98            10,000     $   1.50
Troy Reddick                           1/1/99             5,333     $   1.50
Kristene Renteria                      2/8/99             5,000     $   1.50
Robert Riggle                         9/30/96             5,000     $   1.00
Robert Riggle                         12/2/97             5,000     $   1.50
Walter Thames                        12/18/96            10,000     $   1.00
Walter Thames                         2/17/96            40,000     $   0.30
Desiree' (Turner) Maurice              1/5/98             5,000     $   1.50
Desiree' (Turner) Maurice             7/19/96             3,000     $   1.00
Brent Wilkinson                        1/1/99             6,000     $   1.50
Brent Wilkinson                       7/13/98            10,000     $   1.50

                                    EXHIBIT E

                    LIST OF NON-COMPENSATORY COMPANY OPTIONS



                                                                    Exercise
  Name                                 Date of Grant   # Shares      Price
---------------------------------------------------------------------------
JV Balch                                  3/12/98       30,000     $   2.50
J. David Brown                             3/9/98        8,333     $   2.50
Lana G. Chaffin                            2/1/98       10,000     $   1.50
Jon Clark                                 8/22/97        4,000     $   1.50
Jon Clark                                 6/15/98        4,000     $   2.50
Tom Clauseen                              3/13/98       50,000     $   2.50
Greg Clayton                               6/1/98        4,667     $   2.50
Greg Clayton                              8/22/97        4,667     $   1.50
John Cline                                3/31/98       10,000     $   2.50
John Cline                                1/12/98       20,000     $   2.50
John Cline                                3/31/98       20,000     $   1.50
David and Chandara Croom                 12/31/97        6,667     $   2.50
Dick Curtis                               3/19/98       10,000     $   2.50
James D. Davis                             3/9/98       16,666     $   2.50
Rick Harley                               8/22/97       33,333     $   1.50
Tom Holton                                3/26/98       20,000     $   2.50
John and Elaine Hubbard                    1/1/98       20,000     $   2.50
Jemison Investments                        3/9/98      141,668     $   2.50
JHF Holdings, Inc.                        3/31/98       20,000     $   2.50
Michael Lee                               3/30/98        6,667     $   2.50
Jim Little                                8/22/97       11,325     $   1.50
Joe McSorely                              3/31/98       20,000     $   1.50
Matt Mead                                 4/30/98       13,333     $   2.50
Marcus Mead                               3/31/98       10,000     $   2.50
Momentum Company, LLC                     3/25/98       33,333     $   2.50
Mountain Shade Devel                      3/31/98       20,000     $   1.50
David Obermann                            3/20/98       10,000     $   2.50
James K. Outland                          3/31/98       20,000     $   1.50
Merritt Pizitz                            3/30/98       10,000     $   2.50
Michael Pizitz                            3/30/98       10,000     $   2.50
Richard Pizitz                            3/30/98       10,000     $   2.50
Portrush Group LLC                        4/15/98       16,667     $   2.50
Portrush Group, LLC                        1/2/98       33,333     $   2.50
Reddick Family Trust                      3/25/98       20,000     $   2.50



                                                                    Exercise
  Name                                 Date of Grant   # Shares      Price
---------------------------------------------------------------------------
Jim Reed                                    3/6/98       10,000     $   2.50
Richgood Corporation                       4/28/98       11,325     $   2.50
Richgood Corporation                       8/22/97       11,325     $   1.50
Alan Ritchie                                3/1/98       20,000     $   1.50
Alan Ritchie                                3/1/98       20,000     $   2.50
RNR Ventures, LLC                           2/1/98       10,000     $   1.50
RNR Ventures, LLC                             2/99      100,000     $   2.25
RNR Ventures, LLC                             2/99       12,500     $   2.00
Brad Rollow                                2/19/98       20,000     $   2.50
Jack Sayler                                3/31/98       20,000     $   1.50
William Spencer III                        3/18/98       33,334     $   2.50
Larry Stein                                3/23/98      100,000     $   2.50
John Straw                                10/23/95        5,000     $   0.30
Lee Styslinger III                         3/26/98       40,000     $   2.50
Derek Thornton                            11/20/97       20,000     $   2.50
Steve Thornton                             8/22/97       20,000     $   1.50
Steve Thornton                              3/6/98       30,000     $   2.50
Sidney White                                2/1/98       10,000     $   2.50
Sidney R. White, III                        2/1/98        2,500     $   2.50
Sidney R. White, Jr                         2/1/98        5,000     $   2.50
William G. White                            2/1/98        2,500     $   2.50



The following non-qualified options granted to members of the Board of Directors for attending meetings of the Board of Directors:




                                             Exercise
 Name                            # Shares     Price
--------------------------------------------------------------------------------
John Cline                        10,000     $ 1.50
Rick Harley                       11,000     $ 1.50
Rick Harley                        3,000     $ 1.00
Jim Little                         3,000     $ 1.00
Jim Little                        11,000     $ 1.50

                                    EXHIBIT F

           PERSONS TO EXECUTE EMPLOYMENT AND NONCOMPETITION AGREEMENTS



James L. Clayton (noncompete only)
Stuart Obermann
Randall C. Bachmeyer
Jon Clark

                                    EXHIBIT G

                 FORM OF SECURITYHOLDER REPRESENTATION STATEMENT

                                    EXHIBIT H

                                CERTAIN EMPLOYEES



Stuart Obermann
Randy Bachmeyer
Jon Clark
Kristene Renteria
Michael Lee
Walter Thames
Desiree Maurice
David Croom
Chris Buss

                                    EXHIBIT I

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT J

                            FORM OF ESCROW AGREEMENT